Exhibit 99.1

Navistar International Corporation 2701 Navistar Dr. Lisle, IL 60532 USA P: 331-332-5000 W: navistar.com

Media contact:	Breana Whalen, Breana.Whalen@Navistar.com, 331-332-3056
Investor contact:	Marty Ketelaar, Marty.Ketelaar@Navistar.com, 331-332-2706
Web site:	www.Navistar.com/newsroom

NAVISTAR ANNOUNCES IMPACTS FROM COVID-19 PANDEMIC

•	Suspends production at its truck assembly plant in Springfield, Ohio

•	Withdraws 2020 financial and industry guidance

LISLE, Ill. — March 23, 2020 — Navistar International Corporation (NYSE: NAV) today provided a business update in light of the outbreak of the coronavirus disease (COVID-19). On March 23rd, 2020, the company is suspending production at its truck assembly plant in Springfield, Ohio, for two weeks in response to disruptions to Navistar’s supply chain that are resulting from the evolving COVID-19 pandemic. The company is also withdrawing its previously announced financial and industry guidance for the fiscal year ending October 31, 2020.

On March 4, 2020, the company reiterated its 2020 financial and industry guidance when it announced its first quarter 2020 results for the fiscal period ended January 31, 2020 and stated its guidance may require revision, pending any change to operations due to COVID-19.

Navistar cannot predict if or when any further disruptions will occur due to the rapidly changing environment as the COVID-19 pandemic continues to evolve. The company believes its future financial results will be impacted, but at this time, the magnitude of those impacts is uncertain. As a result, the company is withdrawing its 2020 financial and industry guidance.

As of January 31, 2020, the company stated it had $1.0 billion of consolidated cash and cash equivalents. Additionally, the company reported its Financial Services operations had funding capacity available under its $748 million revolving bank credit facility, as well as access to other sources of funding in the U.S. and Mexico.

About Navistar

Navistar International Corporation (NYSE: NAV) is a holding company whose subsidiaries and affiliates produce International® brand commercial trucks, proprietary diesel engines, and IC Bus® brand school and commercial buses. An affiliate also provides truck and diesel engine service parts. Another affiliate offers financing services. Additional information is available at www.Navistar.com.

Forward-Looking Statement

Information provided and statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this report and Navistar International Corporation assumes no obligation to update the information included in this report. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as believe, expect, anticipate, intend, plan, estimate, or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see the risk factors set forth in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended October 31, 2019, and our quarterly report on Form 10-Q for the period ended January 31, 2020. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.